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                                                                    EXHIBIT 10.1



                                                        April 25, 1994


Mr. Edward T. Fogarty
15 Canoe Trail
Darien, Connecticut 06820


Dear Mr. Fogarty:


     We are pleased to confirm the terms of your proposed employment with Tambrands Inc. (the "Company").

     1.  Duties.  You will become an employee of the Company on May 31, 1994
         ------
(the "Commencement Date"). Effective as of the Commencement Date, you will be the Chief Executive Officer and President of the Company and a member of the Board of Directors. You will devote all of your skill, knowledge and full working time (reasonable vacation time and absence for sickness or disability excepted) solely and exclusively to the conscientious performance of your duties hereunder.

     2.  Base Salary.  As compensation for the duties to be performed by you
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under the terms of this letter agreement, the Company will pay you a base salary in the amount of $525,000 per annum, payable in semi-monthly installments at the same time as the Company pays salary to its other executive employees and subject to all applicable deductions or reductions therein made pursuant to your elections under the Company's compensation plans or programs. It is contemplated that the Company will review your base salary from time to time and, at the discretion of the Board of Directors, may increase your base salary based upon your performance, then generally prevailing industry salary scales and other relevant factors, including, without limitation, the Company's general compensation practices for its executive officers. (Such annual base salary, as it may hereafter be increased, will be referred to as your "Base Salary").
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     3.  Incentive Bonus.  While you are providing services pursuant to this
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letter, you will be entitled to participate in the Company's Annual Incentive
Plan (the "AIP") as in effect from time to time. Your annual bonus opportunity under the AIP at the target level of performance will be equal to 60% of your Base Salary. Under the terms of the AIP, you may receive more or less than 60% of your Base Salary if performance exceeds or falls short of target levels. Any bonus payable to you under the AIP will be paid to you at the same time as bonuses are paid to other executives under the AIP and subject to the terms and conditions of the AIP. Notwithstanding the foregoing, in no event shall the amount payable to you as an annual bonus in respect of 1994 services be less than 60% of the base salary payable to you for 1994 services.

     4.  Stock Options.  Effective as of the Commencement Date, you will be
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granted a stock option having a ten-year term for 125,000 shares of the
Company's common stock (the "Option") under the terms of the Company's 1991 Stock Option Plan (the "1991 Plan"). The Option will be exercisable in three approximately equal annual installments on each of the first three anniversaries of the Commencement Date, but will become exercisable earlier upon the date, if any, on which a Change of Control (as defined in the 1991 Plan) occurs or on which your employment terminates due to your (i) death, (ii) Disability (as
                                              -          --
defined in the 1991 Plan), (iii) retirement prior to age 65 with the consent of
                            ---
the committee responsible for administering the 1991 Plan or (iv) retirement at
                                                              --
age 65. The per share exercise price for the shares subject to the Option will be determined in accordance with the following schedule:


Number of Shares        Exercise Price
- - ----------------        --------------

   60,000 Fair market value of a share on the Commencement Date as determined under the 1991 Plan (hereafter referred to as the "Fair Market Value").

   21,666                The greater of (i) Fair Market Value plus $5.00 or (ii)
                                         -                                   --
                         $45.00.

   21,667                The greater of (i) Fair Market Value plus $10.00 or
                                         -
                         (ii) $50.00.
                          --

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   21,667                The greater of (i) Fair Market Value plus $15.00 or
                                         -
                         (ii) $55.00.
                          --

All other terms of the Option will be as provided in the 1991 Plan and the agreement relating to such grant.

          You shall be eligible to receive future awards under the 1991 Plan (or any successor thereto) at a level commensurate with your position and in accordance with the Company's compensation practices and policies generally applicable to the Company's executive officers as in effect from time to time, provided that you will not receive any additional stock option grants in 1994
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(except to the extent that you choose to participate in the Company's Exchange
Option Program, if made available to executives generally during 1994). At current Company stock prices and under the

Company's current executive compensation practices, the level of option award for the Chief Executive Officer position is approximately 42,000 shares per year.

          5.  Restricted Stock.  Effective as of the Commencement Date, you will
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be granted 13,500 restricted shares of the Company's common stock (the "Award")
which will vest if you are continuously employed by the Company from the Commencement Date until the date set forth in the following schedule:

Number of Shares               Vesting Date
- - ----------------               ------------

    4,500                Third anniversary of the Commencement Date

    4,500                Fourth anniversary of the Commencement Date

    4,500                Fifth anniversary of the Commencement Date

Notwithstanding the foregoing, the shares subject to the Award will become fully vested on the date, if any, on which a Change of Control (as defined in the 1989 Restricted Stock Plan (the "1989 Plan")) occurs or on which your employment terminates due to your (i) death, (ii) Disability (as defined in the 1989 Plan),
                        -          --
(iii) retirement prior to age 65 with the consent of the committee responsible
 ---
for administering the 1989 Plan or (iv) retirement at age 65.  You may vote
                                    --
these shares and will be entitled to receive any dividends payable thereon. If your employment with the

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

Company terminates prior to the time at which all of the shares subject to the Award become vested, all unvested shares will be forfeited on the date of such
termination.   All other terms and conditions of this Award will be as provided in the 1989 Plan and the agreement relating to the Award.

          6.  Change of Control Agreement.  As of the Commencement Date, you and
              ---------------------------
the Company will enter into an "Employment Protection Agreement" substantially in the form attached hereto as Exhibit A.

          7.  Employee Benefits.  While you are providing services pursuant to
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this letter agreement, you will be eligible to participate in the employee benefit plans and programs generally available to the Company's employees (including, but not limited to, coverage under the Company's medical, dental, life and disability insurance plans and participation in the Company's Pension Plan and Savings Plan) as in effect from time to time on the same basis as the Company's other employees, subject to the terms and provisions of such plans and programs. You will receive four weeks paid vacation per annum.

          You will not be designated as an Executive Participant or a Designated Participant for purposes of the Company's Supplemental Executive Retirement Plan (the "SERP"). You will be eligible to participate in the SERP to the extent that the benefits that you may accrue, or the compensation that may be taken into account in calculating the benefits that you may accrue, under the Company's Pension Plan are affected by any limitation required for the Pension Plan to satisfy the applicable requirements of the Internal Revenue Code. Under the SERP, in the event that your employment with the Company is "Involuntarily Terminated" within two years following the occurrence of a "Change of Control" (as each such term is defined in the SERP), your benefits accrued thereunder shall be calculated as though you had two additional years of service and you shall be deemed to be fully vested in such benefits.

          8.  Executive Perquisites.  You will be eligible to receive the
              ---------------------
perquisites and other personal benefits made available to the Company's senior executives from time to time, including, without limitation, payment of or reimbursement for up to $10,000 per annum for personal tax and financial planning.

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

          9.  Expenses.  The Company will reimburse you for all reasonable
              --------
expenses incurred by you in connection with your performance of services under this letter agreement in accordance with the Company's policies, practices and procedures.

          10.  Termination of Employment.  If the Company terminates your
               -------------------------
employment prior to age 65 for any reason other than Cause or Disability or you terminate your employment as a result of a Termination for Good Reason:

          (i) the Company will pay you severance benefits in an aggregate amount
           -
     equal to three (3) times your then current Base Salary in two lump sum payments over two calendar years, unless you specifically request and the Company agrees to accelerate the payment of all or any portion of the second payment into the preceding calendar year; and

          (ii) if you are not otherwise vested in the retirement benefits
           --
     accrued on your behalf under the Company's Pension Plan and SERP through the date of your termination of employment (your "Accrued Benefit"), the Company shall provide you with a retirement benefit equal to your Accrued Benefit, payable at the same time and subject to the same terms and conditions as would apply under the Pension Plan to a participant whose employment terminates after having attained five years of service, but before qualifying for early retirement.

          In the event your employment terminates (i) due to your death or
                                                   -
Disability or after age 65, (ii) is terminated by the Company for Cause or (iii)
                             --                                             ---
is terminated by you other than as a result of a Termination for Good Reason, you will be entitled to receive the compensation and benefits payable to you under the Company's otherwise applicable employee benefit plans or programs.

          Any benefits payable to you pursuant to this paragraph 10 will be in full satisfaction of all liabilities to you under this agreement and with respect to any other claim you may have in conjunction with your termination of employment (excluding any vested benefits you may have under the terms of the Company's SERP, Pension Plan or Savings Plan, but including, without limitation, any claim for benefits under the Company's Executive Severance Program). These benefits will not be subject to any offset, mitigation

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

or other reduction as a result of your receiving salary or other benefits by reason of your securing other employment.

          For purposes of this paragraph 10, the following terms will have the meanings set forth below:

          "Cause" means (i) your willful failure to perform substantially your
                         -
     duties as an officer and employee of the Company (other than due to physical or mental illness), (ii) your engaging in serious misconduct that
                                   --
     is injurious to the Company, (iii) your having been convicted of, or
                                   ---
     entered a plea of nolo contendere to, a crime that constitutes a felony, or
                       ---- ----------
     (iv) your unauthorized disclosure of confidential information (other than
      --
     to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency) that has resulted or is likely to result in material economic damage to the Company.

          "Disability" means that, as a result of your incapacity due to physical or mental illness, you have been absent from your duties to the Company on a substantially full-time basis for 180 days in any twelve-month period.

          "Termination for Good Reason" means a voluntary termination of your employment which occurs within 90 days following the occurrence of any of the following events without your prior written consent: (i) any assignment
                                                               -
     to you of any duties which are significantly different from, and result in a diminution of, the duties you are to perform as Chief Executive Officer of the Company pursuant to this letter agreement, (ii) your removal or any
                                                        --
     failure to reelect or redesignate you to the position of Chief Executive Officer of the Company, except in connection with a termination of your employment by the Company for Cause or (iii) a material reduction in your
                                             ---
     Base Salary.

          11.  Binding Effect.  This letter agreement will inure to the benefit
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of and be enforceable by your personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees. If you should die while any amounts would still be payable to you under this letter agreement if you had continued to live, all such amounts, unless otherwise provided herein, will be paid in accordance with the terms of this letter agreement to your

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

personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees or estate, as the case may be.

          12.  Indemnification.  The Company agrees to indemnify you to the
               ---------------
fullest extent permitted under its By-laws as in effect from time to time.

          13.  General Provisions.  No provisions of this letter agreement may
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be modified, waived or discharged unless such modification, waiver or discharge is approved by the Company's Board of Directors and is agreed to in a writing signed by you and such Company officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          No agreements or representations, oral or otherwise, express or impled, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this letter agreement. The invalidity or unenforceability of any one or more provisions of this letter agreement will not affect the validity or enforceability of any other provision of this letter agreement, which will remain in full force and effect. This letter agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

                                       7
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          All amounts payable to you hereunder will be paid net of any and all applicable income or employment taxes required to be withheld therefrom under applicable Federal, State or local laws or regulations.

          The validity, interpretation, construction and performance of this letter agreement will be governed by the laws of the State of New York, without giving effect to its conflict of laws provisions.

                    *    *    *     *

          If the foregoing accurately sets forth the terms of your employment with the Company, please so indicate by signing below and returning one signed copy of this letter agreement to me.

                              Sincerely,

                              TAMBRANDS INC.


                              /s/Howard B. Wentz, Jr.
                              -----------------------------
                              Howard B. Wentz, Jr.
                              Chairman


ACCEPTED AND AGREED
as of this 25th day
of April, 1994


/s/Edward T. Fogarty
- - ----------------------------
Edward T. Fogarty

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